Exhibit 99.1

Inspire Medical Systems, Inc. Provides

First Quarter and Full Year 2020 Update

MINNEAPOLIS, Minnesota – April 13, 2020 - Inspire Medical Systems, Inc. (NYSE: INSP) ("Inspire"), a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea, today announced preliminary unaudited revenue for the quarter ended March 31, 2020, and the withdrawal of its full year 2020 financial guidance issued on February 25, 2020. In addition, Inspire provided an update on the actions it is taking in response to the ongoing global COVID-19 pandemic.

"The COVID-19 global health pandemic continues to cause meaningful complications to daily life and business operations. The Inspire team is grateful to the healthcare professionals around the world who are selflessly caring for patients on the front lines of this pandemic, and our thoughts go out to all who have been affected," said Tim Herbert, President and Chief Executive Officer of Inspire Medical Systems.

“At Inspire, we are focused on the safety and well-being of our employees and their families globally. In line with recommendations from federal and local government and healthcare agencies, Inspire has transitioned employees, except for those deemed essential to key aspects of our business, to a remote work environment. During this interim period in which surgical procedures have been significantly limited, the Inspire team is identifying and implementing innovative solutions to support patients who have Inspire therapy, as well as continuing to educate patients who may be struggling with their sleep apnea. Patients continue to reach out to learn more about the therapy and get connected to a healthcare provider, and we are supporting this interaction through the use of several virtual tools and telemedicine. We continue to believe in the strong fundamentals of our company, our safe and efficacious therapy and our proprietary technology. Moreover, we believe patients and hospitals in the U.S. and Europe will be eager to schedule procedures once the threat of COVID-19 subsides. As such, we have continued with our planned expansion in recruiting Territory Managers. Based on the significant number of suspended Inspire therapy cases, a substantial portion of which we expect to be rescheduled, as well as the growing number of prior authorization approvals, Inspire is confident that the team will be very active once circumstances allow.”

First Quarter 2020 Update

Preliminary unaudited first quarter 2020 revenue is expected to be approximately $21.3 million, a 31% increase from $16.3 million in the corresponding period in the prior year. Preliminary unaudited first quarter 2020 U.S. revenue is expected to be approximately $19.3 million, an increase of 34% over the corresponding period in the prior year. Preliminary unaudited first quarter 2020 European revenue is expected to be approximately $2.0 million, an increase of 9% over the first quarter of 2019. First quarter 2020 revenue was negatively impacted by the COVID-19 pandemic. Specifically, substantially all of our Inspire therapy procedures were postponed beginning in the second week of March and numerous other cases, which received prior authorization approval, were not able to be scheduled and therefore were also postponed.

The Inspire prior authorization team continued to submit prior authorization requests throughout the first quarter of 2020 with 929 submissions, or an average of 71 submissions per week. In comparison, the team supported 722 prior authorizations in the first quarter of 2019. Further, 761 patients received an approval of their prior authorization submission in the first quarter of 2020 in comparison to 443 approvals in the first quarter of 2019.

Inspire continued to train new U.S. medical centers and activated 28 centers in the first quarter of 2020, bringing the total to 327 U.S. medical centers implanting Inspire therapy. Additionally, Inspire entered into an important national purchasing agreement with one of the leading health systems in the U.S., which operates more than 150 hospitals in 20 states and the District of Columbia. This agreement provides the potential for training additional centers later in 2020 and beyond. Further, Inspire created nine new territories during the quarter, bringing the total to 82 U.S. territories compared to 73 as of December 31, 2019.

Inspire also added five additional insurance coverage policies during the quarter, and now has 53 coverage policies, representing a total of approximately 165 million members under policy in the U.S. In addition, five Medicare Administrative Contractors ("MACs") have now issued final local coverage determinations (“LCDs”), and the remaining two MACs have announced draft LCDs, which are expected to be issued as final later this year. Along with the issued LCDs, several MACs have assigned a surgeon reimbursement of approximately $450 for the procedure to implant the pressure sensor (add-on CPT code +0466T).

Inspire continues to engage patients through its refocused direct to consumer marketing strategies, which included a shift from radio and TV in larger markets affected by COVID-19 towards more digital and TV in smaller markets. Further, the team has leveraged virtual tools and telemedicine to continue physician training and patient education.

As of March 31, 2020, Inspire had approximately $142 million in cash, cash equivalents and investments compared to $156 million as of December 31, 2019.

Full Year 2020 Guidance

Due to the rapidly evolving healthcare environment and continued uncertainties resulting from the impact of COVID-19, Inspire is withdrawing its previously announced full year 2020 financial guidance, which was issued on February 25, 2020. At this date, Inspire cannot predict the extent or duration of the impact of the COVID-19 pandemic on its financial results.

Inspire will continue to evaluate the impact of the COVID-19 pandemic on its business and plans to provide additional information, to the extent practicable, during its first quarter earnings call in May 2020.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. The expected financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding our belief that the shelter-in-place policies and restrictions on elective surgical procedures in the U.S. and Europe will substantially impact our revenue and financial results, belief patients and hospitals in the U.S. and Europe will be eager to schedule procedures once the threat of COVID-19 subsides, expectation that a substantial portion of postponed Inspire therapy procedures will be rescheduled, the activity of our commercial team once circumstances allow, the impact of our business from the COVID-19 pandemic, financial results for the first quarter 2020, full year 2020 financial outlook, training new centers, future positive insurance coverage of Inspire therapy and improvements in market access. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of the ongoing and global COVID-19 pandemic; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; the timing or likelihood of regulatory filings and approvals; risks related to our debt and capital structure; our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement; tax risks; risks that we may be deemed an investment company under the Investment Company Act of 1940; regulatory risks; risks related to our ceasing to qualify as a smaller reporting company or an emerging growth company; the volatility of the trading price of our common stock; and our expectations about market trends. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Contact:

Bob Yedid

LifeSci Advisors

646-597-6989

Bob@LifeSciAdvisors.com